Theravance Reports Second Quarter 2009 Financial Results

SOUTH SAN FRANCISCO, CA -- (Marketwire - July 23, 2009) - Theravance, Inc. (NASDAQ: THRX) reported today its financial results for the quarter ended June 30, 2009. Net loss for the second quarter of 2009 was $21.7 million compared with $27.0 million for the same period of 2008, a decrease of $5.3 million. Net loss per share was $0.35 for the second quarter of 2009 compared with a net loss per share of $0.44 for the same period of 2008.

"In the second quarter, we have made significant regulatory progress in our key programs, Horizon and telavancin," said Rick E Winningham, Chief Executive Officer. "I am very pleased that GSK recently announced plans to progress Horizon into a Phase 3 program in COPD in October 2009. We expect a decision from the FDA on our telavancin NDA for complicated skin and skin structure infections by September 16, 2009. We look forward to the initiation of the Horizon Phase 3 program and we continue to work closely with the FDA on our two telavancin applications."

Key Program Highlights

Respiratory Programs

Horizon

GlaxoSmithKline (GSK) has engaged with European and U.S. regulatory agencies to discuss study designs for the Horizon Phase 3 programs to evaluate a combination of a long-acting beta agonist (LABA) and an inhaled corticosteroid (ICS) for the treatment of COPD and asthma. GSK currently expects to initiate the Phase 3 program in COPD in October 2009. This program will include active comparators to evaluate the potential for superiority. GSK is waiting for feedback from the U.S. Food and Drug Administration (FDA) on the development of LABAs in asthma before finalizing the asthma Phase 3 program.

Bacterial Infections

Telavancin

In late April 2009, the FDA accepted for review our response to the February 2009 Complete Response letter, which outlined requirements for approval of telavancin for the treatment of complicated skin and skin structure infections (cSSSI). The FDA assigned a Prescription Drug User Fee Act (PDUFA) goal date of September 16, 2009.

In early April 2009, the FDA accepted the filing of our New Drug Application (NDA) for telavancin for the treatment of nosocomial pneumonia (also known as hospital-acquired pneumonia, or HAP) caused by Gram-positive bacteria such as methicillin-resistant Staphylococcus aureus (MRSA). The FDA has established a standard 10-month review for this NDA, with a PDUFA goal date of November 26, 2009. In conjunction with the filing of our NDA, in April 2009 we received a milestone payment of $10.0 million from our partner, Astellas.

Financial Results

Revenue

Revenue was $5.5 million for the second quarters of 2009 and 2008. Milestone payments received to date under our agreements with GSK and Astellas are being amortized over the relevant performance periods.

Research and Development

Research and development expense was $20.0 million for the second quarters of 2009 and 2008. During the second quarter of 2009, salaries and facilities related costs were lower compared to the same period last year due to the reduction in force announced in April 2008 and were offset by higher stock compensation expense. Total external research and development expense for the second quarter of 2009 was $4.0 million compared with $4.9 million for the same period in 2008. Total research and development stock-based compensation expense for the second quarter of 2009 was $3.1 million compared with $1.9 million in the same period in 2008.

General and Administrative

General and administrative expense for the second quarter of 2009 decreased to $6.8 million from $7.3 million for the same period in 2008. The lower expense in the second quarter of 2009 was primarily due to reduced external expenses. Total general and administrative stock-based compensation expense for the second quarter of 2009 was $2.2 million compared with $1.9 million for the same period in 2008.

Restructuring Charges

The company incurred restructuring charges totaling $1.3 million for the six months ended June 30, 2009. The charges resulted primarily from a loss recognized on the sublease of excess space in one of the company's South San Francisco, CA buildings as well as employee severance and benefits resulting from the reduction in force announced in April 2008.

Cash and Cash Equivalents

Cash, cash equivalents and marketable securities totaled $175.7 million as of June 30, 2009, a decrease of $3.2 million during the quarter. The decrease was primarily due to cash used in operations that was partially offset by $13.6 million in milestone and reimbursement payments received from Astellas related to our telavancin license agreement.

Conference Call and Webcast Information

As previously announced, the company has scheduled a conference call to discuss this announcement beginning at 5:00 p.m. Eastern Daylight Time today. To participate in the live call by telephone, please dial 877-440-5788 from the U.S., or 719-325-4937 for international callers. Those interested in listening to the conference call live via the internet may do so by visiting the company's web site at www.theravance.com. To listen to the live call, please go to the web site 15 minutes prior to its start to register, download, and install any necessary audio software.

A replay of the conference call will be available on the company's web site for 30 days through August 22, 2009. An audio replay will also be available through 11:59 p.m. Eastern Daylight Time on August 6, 2009 by dialing 888-203-1112 from the U.S., or 719-457-0820 for international callers, and entering confirmation code 7640818.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections and gastrointestinal motility dysfunction. The company's key programs include: telavancin for the treatment of serious Gram-positive bacterial infections with Astellas Pharma Inc. and the Horizon program and Bifunctional Muscarinic Antagonist-Beta2 Agonist (MABA) program with GlaxoSmithKline plc. By leveraging its proprietary insight of multivalency toward drug discovery focused primarily on validated targets, Theravance is pursuing a next generation strategy designed to discover superior medicines in areas of significant unmet medical need. For more information, please visit the company's web site at www.theravance.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

This press release contains and the conference call will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to the goals and timing of clinical studies, statements regarding the potential benefits and mechanisms of action of drug candidates, statements concerning the goals and timing of seeking regulatory approval of our product candidates (including with respect to telavancin statements regarding any expectation the third-party manufacturer will successfully address its cGMP issues or that regulatory authorities will approve telavancin on the basis of existing preclinical and clinical data or at all), statements concerning the enabling capabilities of Theravance's approach to drug discovery and its proprietary insights, statements concerning expectations for product candidates through development and commercialization and projections of revenue and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to delays or difficulties in commencing or completing clinical studies, the potential that results of clinical or preclinical studies indicate product candidates are unsafe or ineffective, our dependence on third parties in the conduct of our clinical studies, delays or failure to achieve regulatory approvals for, or to successfully launch, product candidates, risks of relying on third-party manufacturers for the supply of our product candidates and risks of collaborating with third parties to develop and commercialize products. These and other risks are described in greater detail under the heading "Risk Factors" contained in Theravance's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on May 7, 2009 and the risks discussed in our other periodic filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

                             THERAVANCE, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share data)

                                 Three Months Ended     Six Months Ended
                                       June 30,             June 30,
                                --------------------  --------------------
                                  2009       2008       2009       2008
                                ---------  ---------  ---------  ---------
                                    (unaudited)           (unaudited)

Revenue (1)                     $   5,493  $   5,505  $  15,037  $  11,150

Operating expenses:
  Research and development (2)     20,020     19,996     39,577     46,775
  General and administrative (2)    6,796      7,256     13,848     16,422
  Restructuring charges                30      5,063      1,313      5,063

                                ---------  ---------  ---------  ---------
Total operating expenses           26,846     32,315     54,738     68,260
                                ---------  ---------  ---------  ---------

Loss from operations              (21,353)   (26,810)   (39,701)   (57,110)

Interest and other income, net      1,172      1,295      1,819      2,967
Interest expense                   (1,511)    (1,511)    (3,027)    (2,647)
                                ---------  ---------  ---------  ---------
Net loss                        $ (21,692) $ (27,026) $ (40,909) $ (56,790)
                                =========  =========  =========  =========
Net loss per share              $   (0.35) $   (0.44) $   (0.65) $   (0.93)
                                =========  =========  =========  =========

Shares used in computing net
 loss per share                    62,842     61,192     62,567     61,098
                                =========  =========  =========  =========

(1) Revenue includes amounts from GSK, a related party, of $2.7 million and $9.7 million for the three and six months ended June 30, 2009, respectively, and $2.8 million and $5.7 million for the three and six months ended June 30, 2008, respectively.

(2) Amounts include stock-based compensation expense for the three and six months ended June 30, as follows (in thousands):

                                       Three Months Ended  Six Months Ended
                                             June 30,          June 30,
                                        ----------------- -----------------
                                          2009     2008     2009     2008
                                        -------- -------- -------- --------
                                          (unaudited)       (unaudited)

Research and development                $  3,055 $  1,870 $  6,062 $  4,592
General and administrative                 2,219    1,862    4,325    4,054
                                        -------- -------- -------- --------
Total stock-based compensation expense  $  5,274 $  3,732 $ 10,387 $  8,646
                                        ======== ======== ======== ========

                             THERAVANCE, INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                              (In thousands)

                                                    June 30,   December 31,
                                                      2009         2008
                                                  -----------  -----------
                                                  (unaudited)      (2)

Assets
  Cash, cash equivalents and marketable
   securities                                     $   175,683  $   200,605
  Other current assets                                  8,790        9,356
  Property and equipment, net                          14,712       16,206
  Other assets                                          6,900        9,989
                                                  -----------  -----------
    Total assets                                  $   206,085  $   236,156
                                                  ===========  ===========

Liabilities and stockholders' net capital
 deficiency
  Current liabilities, net of current portion of
   deferred revenue (1)                           $    18,343  $    20,167
  Deferred revenue (1)                                172,521      176,559
  Convertible subordinated notes                      172,500      172,500
  Other long-term liabilities                           2,182        1,879
  Stockholders' net capital deficiency               (159,461)    (134,949)
                                                  -----------  -----------
    Total liabilities and stockholders' net
     capital deficiency                           $   206,085  $   236,156
                                                  ===========  ===========

(1) Deferred revenue includes the current portion of $22.0 million and
    $23.8 million as of June 30, 2009 and December 31, 2008, respectively.
    The decrease in total deferred revenue is a result of revenue recognized in 2009 partially offset by milestones received.

(2) The condensed consolidated balance sheet amounts at December 31, 2008 are derived from audited financial statements.

Contact Information:

Michael W. Aguiar
Senior Vice President and Chief Financial Officer
650-808-4100
investor.relations@theravance.com